Exhibit 99.1

Accentia’s Stock Listing Upgraded to OTCQB™ Market

TAMPA, FLORIDA – August 19, 2010 - Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPIQ”) today announced that the Company’s publicly-traded shares are now being quoted on the newly launched OTCQB™ Market. The upgraded stock listing is a direct result of Accentia filing its Annual Reports (on Form 10-K) and its Quarterly Reports (on Form 10-Q) with the Securities and Exchange Commission (SEC), as the Company advances plans to emerge from reorganization. Launched in April 2010, the OTCQB is a new market tier for OTC-traded U.S. companies that are registered and reporting with the SEC.

As a result of Accentia’s new OTCQB designation, investors can now view real-time stock quotes with market depth (Level 2). OTCQB Listings may be found at http://www.otcmarkets.com

In addition to advancing Revimmune™ into clinical trials for the treatment of autoimmune diseases, including multiple sclerosis, Accentia is a majority stakeholder in Biovest International, Inc. (OTCQB: “BVTI”). Biovest has completed three clinical trials for its personalized cancer vaccine, BiovaxID®, treating follicular non-Hodgkin’s lymphoma and mantle cell lymphoma and is preparing to file regulatory applications seeking approvals.

About Accentia Biopharmaceuticals, Inc.

Headquartered in Tampa, Florida, Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPIQ”) is committed to making the autoimmune disease therapy, Revimmune™, available to patients as a comprehensive system of care and drug regimen designed to result in a pronounced reduction in disease activity while potentially restoring neurologic and physical functions for patients suffering from multiple sclerosis (MS). A late-stage MS clinical trial for Revimmune is being plannned.

Accentia also holds a majority-ownership stake in Biovest International, Inc. (OTCQB: “BVTI”). Biovest, in collaboration with the National Cancer Institute, has developed a patient-specific cancer vaccine, BiovaxID®, which has demonstrated statistically significant Phase III clinical benefit in follicular non-Hodgkin’s lymphoma by prolonging disease-free survival in patients treated with BiovaxID as compared to a control group. Based on positive Phase II and Phase III results, Biovest is currently preparing to seek U.S. and international approvals.

Additionally, Accentia’s wholly-owned subsidiary, Analytica International, based in New York City, is a global research and strategy consulting firm that provides professional services to the pharmaceutical and biotechnology industries. Since 1997, Analytica has expertly directed research studies and projects, including traditional health economic modeling projects, database studies, structured reviews, heath technology assessments, reimbursement analyses, and value dossiers.

For further information, please visit: http://www.Accentia.net

Accentia Biopharmaceuticals, Inc. Corporate Contact:

Douglas Calder, Director of Investor Relations & Public Relations,

Phone: (813) 864-2554, ext.258 / Email: dwcalder@accentia.net

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Revimmune™, BiovaxID® and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.